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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTROL4 CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2015

Dear Control4 Stockholder:

        I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Control4 Corporation ("Control4" or the "Company") to be held on Tuesday, April 28, 2015 at 9:00 a.m. Mountain Time at Control4's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020.

        At this year's Annual Meeting, our stockholders will be asked to: (1) elect the three nominees for Class II directors who are named in the Proxy Statement; (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

        Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2015 Annual Meeting of Stockholders (the "Notice") and the Proxy Statement. Our board of directors recommends that you vote "FOR" each of the proposals listed above. You should carefully read the accompanying Proxy Statement, which contains detailed information concerning each of these proposals.

        Your vote is important.    Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

        Thank you for your ongoing support of and continued interest in Control4. We look forward to seeing you at our Annual Meeting.

Sincerely,

Martin Plaehn President, Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT

        Regardless of whether you plan to attend the Annual Meeting, in order to ensure your representation at the meeting please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save Control4 the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

CONTROL4 CORPORATION
11734 S. Election Road
Salt Lake City, Utah 84020

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2015

        Notice is hereby given that Control4 Corporation will hold its 2015 Annual Meeting of Stockholders (the "Annual Meeting") on April 28, 2015 at 9:00 a.m. Mountain Time at Control4 Corporation's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020, to accomplish the following purposes:

  •
  Elect three Class II directors, namely Messrs. Rob Born, James Caudill and Jeremy Jaech, to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

  •
  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

  •
  Transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

        The Annual Meeting will begin promptly at 9:00 a.m. Mountain Time, and check-in will begin at 8:30 a.m. Mountain Time. Only stockholders of record at the close of business on the Record Date, March 27, 2015, are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification (such as a valid driver's license) and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on March 27, 2015 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

        Your vote is important.    Whether or not you plan to attend the Annual Meeting, I encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on the proxy card regarding your voting options. You may vote in person at the Annual Meeting, via the Internet, by mail or by telephone.

By Order of the Board of Directors,
Greg Bishop General Counsel, Chief Compliance Officer and Corporate Secretary
Salt Lake City, Utah April 2, 2015

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2015

GENERAL INFORMATION

        Our board of directors solicits your proxy on our behalf for the 2015 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of the 2015 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at 9:00 a.m. Mountain Time on April 28, 2015 at our corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020. This Proxy Statement is first being sent to stockholders on or about April 2, 2015.

        In this Proxy Statement the terms "Control4," "Company," "we," "us," and "our" refer to Control4 Corporation. The mailing address of our principal executive offices is Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020.

Record Date	March 27, 2015
Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	24,402,371 shares of common stock outstanding as of March 27, 2015.
Voting	There are four ways a stockholder of record can vote:
(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.
(3) By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
(4)

In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent stockholders from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on April 27, 2015. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking their proxy or by filing with our Secretary another duly executed proxy bearing a later date before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the three nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions, and "broker non-votes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote for the election of the nominees for director and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation and Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Multiple Beneficial Owners at Same Address

If you are a beneficial owner of our common stock and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the Annual Report on Form 10-K than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the "SEC") permit American Stock Transfer & Trust Company, LLC, the Company's transfer agent ("AST"), to deliver only one Notice, Proxy Statement and Annual Report on Form 10-K to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through AST and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the Annual Report, or any future proxy statement or annual report, or (2) you share an address with other beneficial owners who also receive their separate proxy materials through AST and you wish to request delivery of a single copy of the Annual Report on Form 10-K or the proxy statement to the shared address in the future, please contact Investor Relations at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020 or call 888-400-4070 (toll free) or 801-523-3100.

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

        Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Immediately prior to the Annual Meeting, our board of directors will consist of eight members. Messrs. Len Jordan and Steven Vassallo have submitted their resignations from our board of directors effective as of the close of the Annual Meeting, and a search is currently underway for substitute directors with applicable industry experience and broad operating capabilities, whom we expect will be appointed as Class I directors whose terms would expire at the 2017 Annual Meeting of Stockholders. By resolution previously adopted by the board of directors, immediately after the Annual Meeting, our board of directors will consist of six members. Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2016 annual meeting and the term of the Class I directors expires at the 2017 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

        The following presents our current directors, their respective term on the board of directors, ages and positions as of March 27, 2015:

Name	Age	Position
Directors whose terms will expire at the 2018 Annual Meeting assuming they are re-elected at the 2015 Annual Meeting
Rob Born(1)(3)	47	Director
James Caudill(1)	47	Director
Jeremy Jaech(2)	60	Director
Directors whose terms will expire at the 2016 Annual Meeting
David C. Habiger(2)(3)	46	Director
Christopher B. Paisley(1)(3)	62	Director
Martin Plaehn	57	President, Chief Executive Officer and Chairman
Directors whose terms will expire at the 2017 Annual Meeting
Len Jordan(1)(2)*	49	Director
Steven Vassallo(2)*	43	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

*
Messrs. Len Jordan and Steven Vassallo, the last two of our remaining early-stage investor board members, each submitted his resignation from the board of directors effective as of the close of the 2015 annual meeting. Once the resignations of Messrs. Jordan and Vassallo become effective, there will be no Class I directors whose term would expire at the 2017 annual meeting until substitute directors are nominated and elected. A search is currently underway for substitute directors with applicable industry experience and broad operating capabilities.

Nominees

        Based on the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Messrs. Rob Born, James Caudill and Jeremy Jaech for election as directors to serve for a three-year term ending at the 2018 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

        Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

        The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

        Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom the board of directors has determined have no material relationship with the Company and who are otherwise "independent" directors under the published listing requirements of The NASDAQ Stock Market LLC ("NASDAQ"). We have determined that with the exception of Mr. Martin Plaehn, our President, Chief Executive Officer and Chairman, all of our other directors qualify as "independent" directors.

Nominees for Election for a Three-Year Term Ending at the 2018 Annual Meeting:

        Rob Born has been a member of our board of directors since June 2011. Mr. Born is currently the Vice President of Corporate Development at Vocera Communications, a leading provider of wireless communication systems. Prior to joining Vocera Communications in 2014, Mr. Born managed Thomas Weisel Venture Partners, an early stage technology venture capital fund that he joined in 2001. Prior to Thomas Wiesel Venture Partners, Mr. Born was an investment banker with Montgomery Securities. Mr. Born has served on the boards of several private companies. Mr. Born holds a Bachelor of Arts in English literature from Amherst College, and a Master of Business Administration and a Juris Doctorate from Duke University. Mr. Born is also a member of the California State Bar.

        We believe that Mr. Born is qualified to serve as a director based on his experience as a seasoned investor and a current and former director of many companies, as well as his knowledge of the industry in which we operate.

        James Caudill has been a member of our board of directors since October 2014. Mr. Caudill currently serves as the chairman and CEO of D&M Holdings, which manages a portfolio of companies that manufacture high-end audio, video and home theater equipment, including the Denon, Marantz and Boston Acoustics brands. Prior to D&M Holdings, Mr. Caudill served as president of the Hardware and Home Improvement group at Black & Decker Corporation from 2005 to 2010. Mr. Caudill joined Black & Decker as a retail sales representative in June 1990 and served in positions of increasing responsibility in national sales, product management, brand management, and marketing. Mr. Caudill earned a B.S. in Marketing and Transportation Logistics from Ohio State University and an M.B.A. from Loyola College.

        We believe that Mr. Caudill is qualified to serve as a director based on his service as a director on other boards, his current and prior executive leadership, and his experience in and knowledge of the industry in which we operate.

        Jeremy Jaech has been a member of our board of directors since May 2014. Mr. Jaech is a technology entrepreneur and an experienced public-company CEO and board director. In October 2012, Mr. Jaech founded SNUPI Technologies, an early-stage company manufacturing and marketing low-cost sensor networks to consumers, and Mr. Jaech has served as its CEO since that time. Prior to that, Mr. Jaech served as the CEO of Verdiem, a company in the enterprise PC energy management market, from 2007 to 2011. Prior to that, Mr. Jaech served as CEO of Trumba, a company that provides toolsets for publishing and promoting events online, from 2003 to 2007. In 1990, Mr. Jaech co-founded Visio, a software company providing business drawings to businesses, and served as its CEO until 2000, when it was acquired by Microsoft. In 1984, Mr. Jaech co-founded Aldus, a pioneer in desktop publishing through its flagship PageMaker software until he left the company in 1989. Mr. Jaech holds a Bachelor of Arts in Mathematics and a Masters of Science in Computer Science from the University of Washington.

        We believe that Mr. Jaech is qualified to serve as a director based on his service on public company boards, his current and prior executive leadership as the CEO of both private and public companies, and his experience in and knowledge of the industry in which we operate.

Directors Continuing in Office Until the 2016 Annual Meeting

        David C. Habiger has served as a member of our board of directors since September 2012. Mr. Habiger has served as a senior advisor to Silver Lake Partners and a venture partner at the Pritzker Group since 2013. From 2011 to 2012, Mr. Habiger served as chief executive officer of NDS Group Ltd., a provider of video software and content security solutions. Prior to that, Mr. Habiger served as chief executive officer of Sonic Solutions, a provider of software for digital media, from 2005 to 2011. Mr. Habiger currently serves as a member of the board of directors of DTS, Echo Global, Enova, Immersion, RealD and Textura. Mr. Habiger holds a Bachelor of Business Administration from St. Norbert College and a Master of Business Administration from the University of Chicago.

        We believe that Mr. Habiger is qualified to serve as a director based on his service on other public- and private-company boards, his prior executive leadership and his experience in and knowledge of the industry in which we operate.

        Christopher B. Paisley has served as a member of our board of directors since May 2006. Mr. Paisley has served as the Dean's Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since 2001. Mr. Paisley served as Chief Financial Officer of 3Com Corporation, a computer networking company, from 1985 to 2000. Mr. Paisley also serves on the boards of directors of Ambarella, a developer of video compression and image processing semiconductors; Bridge Capital Holdings, a bank holding company, Equinix, a provider of network colocation and managed services; Fortinet, a provider of unified threat management solutions; and YuMe, a digital media advertising company. He also served as Chairman of the Board of Volterra Semiconductor, a provider of power management semiconductors, and 3Par, a provider of utility storage solutions, during the past five years. Mr. Paisley holds a Bachelor of Arts in business economics from the University of California at Santa Barbara and a Master of Business Administration from the Anderson School at the University of California at Los Angeles.

        We believe that Mr. Paisley is qualified to serve as a director based on his expertise in finance, including accounting and financial reporting, as a chief financial officer and in other finance roles and as a professor in the field of accounting and finance and his service on other public company boards.

        Martin Plaehn has served as our President and Chief Executive Officer, and a member of our board of directors since September 2011, and as chairperson of the board of directors since January 1, 2014. Prior to joining our company, Mr. Plaehn served as senior vice president of product and service development at RealNetworks, Inc., a provider of Internet media delivery software and services, from 2010 to 2011. Prior to that, Mr. Plaehn served as an advisor to chief executive officers, executive teams and investors for technology companies from 2008 to 2010. Prior to that, Mr. Plaehn served as the president and chief executive officer at Bungee Labs, a cloud computing and platform-as-a-service company, from 2006 to 2008. Prior to that, Mr. Plaehn served as executive vice president of technology products and services at RealNetworks, Inc., from 1999 through 2004, and then led RealNetworks, Inc.'s casual games division from 2004 to 2005. Prior to that, Mr. Plaehn served as chairman and chief executive officer of Viewpoint Digital, which was acquired by CA, Inc., an information technology management company, in 1998. Mr. Plaehn holds a Bachelor of Arts in mathematics from the University of California, San Diego and is a graduate of the Executive Program for Scientists and Engineers at the University of California, San Diego.

        We believe that Mr. Plaehn is qualified to serve as a director based on the perspective and experience he brings as our President and Chief Executive Officer and his experience as a seasoned executive.

Directors Leaving Office after the Annual Meeting

        Len Jordan has been a member of our board of directors since June 2004. Mr. Jordan has served as the managing director of Madrona Venture Group since 2012 and joined Madrona Venture Group in 2010. Additionally, Mr. Jordan served as a general partner of Frazier Technology Ventures since 2004. Prior to joining Frazier Technology Ventures, Mr. Jordan served as a senior vice president at RealNetworks, Inc. Mr. Jordan currently serves on the boards of several private companies. Mr. Jordan holds Bachelors of Science in finance and economics from the Eccles School of Business at the University of Utah.

        Steven Vassallo has served as a member of our board of directors since March 2011. Mr. Vassallo joined Foundation Capital in 2007 and has been a general partner since 2011. Prior to that, Mr. Vassallo helped launch Ning, a consumer Internet service, from 2004 to 2006. Prior to that, Mr. Vassallo was director of engineering at Immersion Corporation, from 1999 to 2002. Mr. Vassallo earned a Bachelor of Science in mechanical engineering from Worcester Polytechnic Institute, a Master of Science in mechanical engineering from Stanford University and a Master of Business Administration from the Stanford Graduate School of Business.

        Following the resignations of Messrs. Len Jordan and Steven Vassallo from the board of directors effective as of the close of the Annual Meeting, there will be no Class I directors whose term would expire at the 2017 annual meeting until substitute directors are nominated and elected. A search is currently underway for substitute directors with applicable industry experience and broad operating capabilities.

Executive Officers

        The following presents our current executive officers, their respective ages and positions as of March 27, 2015:

Name	Age	Position
Martin Plaehn	57	President, Chief Executive Officer and Chairman
Dan Strong	56	Chief Financial Officer
Eric Anderson	56	Senior Vice President, Products
James B. Arnold	58	Senior Vice President, Sales
Greg Bishop	56	General Counsel, Chief Compliance Officer and Corporate Secretary
Susan Cashen	54	Senior Vice President, Marketing
Jeff Dungan	45	Senior Vice President, Supply Chain Operations and Senior Vice President, Business Development

        Dan Strong has served as our Chief Financial Officer since January 2008. Prior to joining our company, Mr. Strong served as the chief financial officer at iBAHN, a hospitality networking company, from 2004 to 2008. Prior to joining iBAHN, Mr. Strong held executive level corporate finance positions including vice president of financial planning and analysis, vice president and corporate controller, and interim chief financial officer at Iomega Corporation, a producer of storage hardware, from 1986 to 1999, and from 2000 to 2004. Mr. Strong served as vice president and controller at Campus Pipeline, Inc., a developer of software for colleges and universities, from 1999 to 2000. Mr. Strong holds a Bachelor of Science in accounting from the Eccles School of Business at the University of Utah.

        Eric Anderson has served as our Senior Vice President, Products since June 2012. Prior to joining our company, Mr. Anderson was vice president, product management at NetIQ Corporation, a software company, from 2011 to 2012. Prior to that, Mr. Anderson held various executive positions at Novell, Inc., a security management software company, from 2006 to 2011, including chief technology officer and vice president of product management. Prior to that, Mr. Anderson served in various management positions at BMC Software, Inc., a business service management software company, and Compaq Computer Corporation. Mr. Anderson holds a Bachelor of Science in marketing and a Master of Business Administration from Brigham Young University.

        James B. Arnold has served as our Senior Vice President, Sales since February 2007. Prior to joining our company, Mr. Arnold served as senior vice president of sales and distribution at DIRECTV, Inc. from 2002 to 2006. Mr. Arnold holds a Bachelor of Arts in psychology and sociology from Washington University in St. Louis.

        Greg Bishop has served as our Vice President and General Counsel since March 2008, and as our Chief Compliance Officer and Corporate Secretary since January 2013. Prior to joining our company, Mr. Bishop operated his own legal consulting firm, Outsourced GC, from 2004 to 2008. Prior to that, Mr. Bishop was general counsel of Murex S.A. in Paris, France, a developer of software solutions for large financial institutions, from 2002 to 2004. Prior to that, Mr. Bishop held executive-level legal positions at Campus Pipeline, Inc., a developer of a software platform for colleges and universities, and Iomega Corporation, a producer of storage hardware. Prior to that, Mr. Bishop worked as legal counsel for Corning, Incorporated, and prior to that, Mr. Bishop worked for eight years as a commercial litigation associate for three law firms in Washington, D.C. Mr. Bishop holds a Bachelor of Arts in English literature, a Master of Business Administration and a Juris Doctorate from Brigham Young University.

        Susan Cashen has served as our Senior Vice President, Marketing, since June 2010. Prior to that, Ms. Cashen managed marketing for our company's energy business unit from 2009 to 2010. Prior to joining our company, Ms. Cashen served as vice president of marketing at MyWaves, a mobile video service, from 2006 to 2009. Prior to that, Ms. Cashen served as the vice president of communications and vice president of marketing at TiVo Inc. from 2000 to 2005. Ms. Cashen holds a Bachelor of Arts in Russian studies from Hamilton College.

        Jeff Dungan has served as our Senior Vice President, Business Development since April 2010, and our Senior Vice President, Supply Chain/Manufacturing, since June 2006. Prior to joining our company, Mr. Dungan held positions of senior director of information technology operations and general and administrative business solutions for BEA Systems, an enterprise infrastructure software products company, from 2001 to 2006. Mr. Dungan holds a Bachelor of Science in computer and electrical engineering from Colorado State University.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

        Our board of directors held five regular and special meetings in 2014 and acted by unanimous written consent once. During their respective terms of service, each director attended at least 75% of all meetings of the board of directors and the committees on which they served, which were held during 2014. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to try to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve.

Code of Business Conduct and Ethics

        We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2013, our board of directors adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

        Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

        A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.control4.com by clicking through "Company," "Investor Relations," and "Corporate Governance," and may also be obtained without charge by contacting our Corporate Secretary at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) on our website and/or in our public filings with the SEC.

Corporate Governance Guidelines

        The board of directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at www.control4.com. Although these corporate governance guidelines have been approved by the board of directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the board of directors at any time as it deems appropriate.

Independence of the Board of Directors

        Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this Proxy Statement, seven out of the eight members of our board of directors are "independent" within the meaning of the director independence standards of NASDAQ and the SEC, the non-independent member being Martin Plaehn, our President, Chief Executive Officer and Chairman. In addition, our board of directors has determined that all members of the audit, compensation and nominating and corporate governance committees satisfy the applicable independence criteria of the Securities and Exchange Commission and NASDAQ. In making these determinations, the board of directors considered all relevant facts and circumstances, including (but not limited to) the director's commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. There are no family relationships among any of our directors or executive officers.

        At least annually, the board of directors evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the board of directors will make an annual determination of whether each director is independent within the meaning of NASDAQ's, the SEC's, and our applicable committees' independence standards.

Identifying and Evaluating Director Nominees

        The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors' approval as director nominees for election to the board of directors.

  Minimum Qualifications

        The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the board of directors' selection as nominees for the board of directors and as candidates for appointment to the board of directors' committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the board of directors, in collectively serving the long-term interests of the stockholders.

        In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for board of directors membership approved by the board of directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the board of directors.

  Stockholder Recommendations

        Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our Secretary at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

        The board of directors provides to every stockholder the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, Attn: Chairman of the Board, or they may send electronic messages via our website at http://investor.control4.com/directors.cfm.

        For a stockholder communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, Attn: [Name of Individual Director].

        We will forward by U.S. Mail any such stockholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the board of directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

        Our board of directors currently believes that our company is best served by combining the roles of chairman of the board and chief executive officer, coupled with a lead independent director. Our board of directors believes that as chief executive officer, Mr. Plaehn is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our chief executive officer brings company-specific experience and expertise. Our board of directors believes that the combined role of chairman and chief executive officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board based upon the board's view of what is in the best interests of our company. Accordingly, the board of directors periodically reviews its leadership structure.

        In December 2013, our board of directors appointed Chris Paisley as lead independent director. As the lead independent director, Mr. Paisley is responsible for coordinating the activities of the independent directors. Among other things, the lead independent director has the following specific responsibilities:

  •
  Call special meetings of the independent directors and chair meetings of independent directors;

  •
  Act as the principal liaison between the non-employee directors and the chairperson of the board on sensitive issues;

  •
  Work with the chairperson of the board to develop a schedule of meetings for the board of directors and provide input with respect to meeting agendas for the board of directors and its committees;

  •
  Advise the chairperson of the board with respect to the quality, quantity and timeliness of the flow of information from Company management;

  •
  Coordinate and moderate executive sessions of the independent directors; and

  •
  Perform such other duties as the board of directors may from time to time delegate to the lead independent director.

Board's Role in Risk Oversight

        The board of directors' role in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the charters of each of the committees. The full board of directors (or the appropriate board of directors committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board of directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board of directors meeting. This enables to the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risks Related to Compensation Policies and Practices

        When determining our compensation policies and practices, our compensation committee and board of directors considered various matters relative to the development of a reasonable and prudent compensation program, including whether the policies and practices were reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short- and long-term incentives and fixed and variable amounts; our variable compensation is based on a balanced mix of criteria; and our compensation committee has the authority to adjust variable compensation as appropriate.

Board Committees

        Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The audit committee, compensation committee and nominating and corporate governance committee all operate under charters approved by our board of directors (copies of which can be found on our website by visiting www.control4.com and clicking through "Company," "Investor Relations," and "Corporate Governance"). Our board of directors may from time to time establish other committees.

         Audit Committee.     Our audit committee oversees our corporate accounting and financial reporting process and assists the board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee will also:

  •
  Oversee the work of our independent auditors;

  •
  Approve the hiring, discharging and compensation of our independent auditors;

  •
  Approve engagements of the independent auditors to render any audit or permissible non-audit services;

  •
  Review the qualifications and independence of the independent auditors;

  •
  Monitor the rotation of partners of the independent auditors on our engagement team as required by law;

  •
  Review our financial statements and review our critical accounting policies and estimates;

  •
  Review the adequacy and effectiveness of our internal controls; and

  •
  Review and discuss with management and the independent auditors the results of our annual audit and our quarterly financial statements.

        The members of our audit committee are Messrs. Born, Caudill, Jordan and Paisley. Mr. Paisley is our audit committee chairperson. Our board of directors has concluded that the composition of our audit committee meets the requirements for independence under, and the functioning of our audit committee complies with, the current requirements of applicable SEC and NASDAQ rules, and that Mr. Paisley is our audit committee financial expert as defined under applicable SEC rules. Mr. Jordan has resigned from the board of directors and the audit committee effective as of the close of the Annual Meeting. The audit committee held seven meetings during 2014 and took no action by written consent.

        Compensation Committee.     Our compensation committee oversees our corporate compensation programs. The compensation committee's responsibilities include:

  •
  Reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  Evaluating the performance of our chief executive officer in light of established goals and objectives, and determining the compensation of our chief executive officer;

  •
  Reviewing and approving compensation of our other executive officers;

  •
  Reviewing and establishing our overall management compensation, philosophy and policy;

  •
  Overseeing and administering our compensation and similar plans;

  •
  Evaluating and assessing potential and current compensation advisors in accordance with the independence standards in the applicable NASDAQ rules;

  •
  Retaining and approving the compensation of any compensation advisers;

  •
  Reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  Reviewing and making recommendations to the board of directors with respect to the compensation of our directors;

  •
  Preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K; and

  •
  Reviewing and discussing with management the compensation disclosure required to be included in our annual proxy statement or Annual Report on Form 10-K.

        In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of interests of our executive officers and our stockholders and our ability to attract and retain qualified individuals. For executive compensation decisions, our compensation committee typically considers the recommendations of our chief executive officer other than with respect to decisions related to his own compensation.

        Our compensation committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives, our compensation committee relies on its judgment about each individual's performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that are too narrowly responsive to short-term changes in business performance. In making determinations about performance, our compensation committee does not solely rely on formal goals or metrics, but rather takes into account input from appropriate members of management with respect to an individual's performance, as well as its own observations.

        Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions but has not engaged the services of a compensation consultant to date.

        The members of our compensation committee are Messrs. Habiger, Jaech, Jordan and Vassallo. Mr. Habiger is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable NASDAQ rules and SEC rules and regulations, is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and is a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Messrs. Jordan and Vassallo have resigned from the board of directors and the compensation committee effective as of the close of the Annual Meeting. The compensation committee held three meetings during 2014 and took no action by written consent.

        Nominating and Corporate Governance Committee.     Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending corporate governance policies and nominees for election to our board of directors. The nominating and corporate governance committee will also:

  •
  Evaluate and make recommendations regarding the organization and governance of the board of directors and its committees;

  •
  Assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

  •
  Recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors; and

  •
  Review and make recommendations with regard to our corporate governance guidelines.

        The members of our nominating and corporate governance committee are Messrs. Born, Habiger and Paisley. Mr. Born is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the applicable NASDAQ rules. The nominating and corporate governance committee conducted eleven working sessions and held two meetings during 2014 related to the nominations of Messrs. Jaech and Caudill. The nominating and corporate governance committee provided a report of its activities during four of the meetings of the board of directors held in 2014 and took no action by written consent.

Director Compensation

        In 2013, we implemented a director compensation policy. We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the Company and our stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.

        In March 2014, our board of directors amended our director compensation policy regarding cash compensation and grants of equity compensation for "Qualifying Directors." To meet the requirements of being a "Qualifying Director," a director (A) cannot be an employee or officer of the Company or any of our subsidiaries, and (B) cannot have the ability to influence or direct investment decisions concerning the ownership our securities for an investment fund, venture capital fund, partnership or similar entity.

        Our Qualifying Directors receive an annual cash retainer for board and committee service in addition to equity compensation, as set forth in further detail in the table below.

Cash Compensation

        Qualifying Directors are entitled to receive the following annual cash compensation for their services:

Retainer	$36,000
Additional retainer for audit committee chairperson	$22,000
Additional retainer for other audit committee members	$12,000
Additional retainer for compensation committee chairperson	$12,000
Additional retainer for other compensation committee members	$6,000
Additional retainer for nominating and corporate governance chairperson	$9,000
Additional retainer for other nominating and corporate governance members	$6,000
Additional retainer for chairperson of the board of directors	$24,000

Equity Compensation

        Each Qualifying Director who first joins our board of directors, and each existing director who subsequently meets the requirements of a Qualifying Director for the first time, will be granted stock options and/or restricted stock units ("RSUs"), at the Company's option, with a combined value of $140,000 (such options and/or RSUs to vest in equal annual installments over a three year period from the date of grant). In addition, each Qualifying Director who has served as a Qualifying Director of the Company for a minimum of nine months prior to our annual meeting of stockholders will be granted additional stock options and/or RSUs, at our option, with a combined value of $75,000 (such options and/or RSUs to vest in equal quarterly installments over a one year period from the date of grant).

2014 Director Compensation

        The following table sets forth information concerning compensation paid or accrued for services rendered to us by the non-employee members of our board of directors for the fiscal year ended December 31, 2014. The compensation received during 2014 by Mr. Plaehn for his service as an employee is reflected under "Executive Compensation—Summary Compensation Table" below.

Name	Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Rob Born	43,589	140,000	(2)	183,589
James Caudill	6,000	140,000	(2)	146,000
David C. Habiger(3)	53,427	—		53,427
Jeremy Jaech	22,500	140,000	(2)	162,500
Len Jordan	—	—		—
Christopher B. Paisley(4)	63,321	—		63,321
Steven Vassallo	—	—		—

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee directors during 2014, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 1 in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The amounts reported in this column reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the awards.

(2)
Option Awards in this grant are denominated in dollars and paid in Company options rounded to the nearest option.

(3)
As of December 31, 2014, Mr. Habiger held outstanding options to purchase 17,307 shares of our common stock.

(4)
As of December 31, 2014, Mr. Paisley held outstanding options to purchase 34,632 shares of our common stock.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2015, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since our inception in 2003.

        The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

        We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        In connection with our initial public offering, we adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

        In addition, in the event time constraints require pre-approval prior to the audit committee's next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

        The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2014 and 2013:

Fee Category	2014	2013
Audit Fees	$507,846	$1,293,065
Audit-Related Fees	50,000	—
Tax Fees	—	—
All Other Fees	3,975	2,355

Total Fees	$561,821	$1,295,420

         Audit Fees.     Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC. The audit fees for 2013 also include additional audit fees related to our initial public offering.

        Audit-Related Fees.     Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees".

        Tax Fees.     Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.     Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of amounts paid for the use of an online accounting research tool.

        The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Report of the Audit Committee of the Board of Directors

        The information contained in this audit committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Control4 Corporation (the "Company") specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        This report is submitted by the audit committee of the board of directors of the Company (the "Board"). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of The NASDAQ Stock Exchange LLC ("NASDAQ"). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has designated Mr. Paisley as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

        The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

        The audit committee has reviewed the Company's consolidated financial statements for 2014 and met with management, as well as with representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Auditing Standard No. 16, as amended (AICPA Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company's audited consolidated financial statements for 2014 be included in its Annual Report on Form 10-K for 2014.

  Audit Committee
   Christopher B. Paisley (Chairperson)
  Rob Born
  James Caudill
  Len Jordan

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2015, for:

  •
  Each person known by us to be the beneficial owner of more than 5% of our common stock;

  •
  Our named executive officers;

  •
  Each of our directors and director nominees; and

  •
  All executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 24,401,460 shares of common stock outstanding as of March 1, 2015. Options to purchase shares of our common stock that are exercisable within 60 days of March 1, 2015, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage
5% Stockholders:
Entities affiliated with Foundation Capital(1)	3,577,358	14.7%
T. Rowe Price Associates, Inc.(2)	2,994,662	12.3
Frazier Technology Ventures II, L.P.(3)	2,188,168	9.0
Named Executive Officers and Directors:
Martin Plaehn(4)	640,399	2.6
Eric Anderson(5)	128,428	*
Dan Strong(6)	231,092	*
Rob Born(7)	4,016	*
James Caudill(8)	—	*
David C. Habiger(9)	19,871	*
Jeremy Jaech(10)	—	*
Len Jordan(11)	2,188,168	9.0
Christopher B. Paisley(12)	80,272	*
Steven Vassallo(13)	243,016	1.0
All executive officers and directors as a group (14 persons)(14)	3,956,239	15.3

*
Represents beneficial ownership of less than 1%.

(1)
Consists of: (i) 37,559 shares held of record by FC IV Active Advisors Fund, LLC ("FC Active Advisors"); (ii) 40,364 shares held of record by Foundation Capital IV Principals Fund, LLC ("Foundation IV Principals"); (iii) 3,256,419 shares held of record by Foundation Capital IV, L.P. ("Foundation IV"); (iv) 2,684 shares held of record by

  Foundation Capital VI Principals Fund L.L.C. ("Foundation VI Principals"); and (v) 240,332 shares held of record by Foundation Capital VI, L.P. ("Foundation VI"). Foundation Capital Management Co. IV, LLC ("FC4M") serves as the sole manager of Foundation IV, Foundation IV Principals and FC Active Advisors. William Elmore, Kathryn Gould, Paul Koontz, Mike Schuh, Paul Holland and Warren Weiss are managing members of FC4M. FC4M exercises sole voting and investment power over the shares held by Foundation IV, Foundation IV Principals and FC Active Advisors. As managing members of FC4M, Ms. Gould and Messrs. Elmore, Koontz, Schuh, Holland and Weiss may be deemed to share voting and investment power over the shares held by Foundation IV, Foundation IV Principals and FC Active Advisors. Each of the managing members of FC4M disclaims beneficial ownership of the securities held by Foundation IV, Foundation IV Principals and FC Active Advisors, except to the extent of his or her pecuniary interest therein. Foundation Capital Management Co. VI, LLC ("FC6M") serves as the sole manager of Foundation VI and Foundation VI Principals. William Elmore, Paul Koontz, Mike Schuh, Paul Holland, Richard Redelfs, Charles Moldow, Steve Vassallo, one of our directors, and Warren Weiss are managing members of FC6M. FC6M exercises sole voting and investment power over the shares held by Foundation VI and Foundation VI Principals. As managing members of FC6M, Messrs. Elmore, Koontz, Schuh, Holland, Redelfs, Moldow, Vassallo and Weiss may be deemed to share voting and investment power over the shares held by Foundation VI and Foundation VI Principals. Each of the managing members of FC6M disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein. The address for these entities is 250 Middlefield Road, Menlo Park, California 94025.

(2)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2015, by T. Rowe Price Associates, Inc., consists of 2,994,662 shares beneficially held by T. Rowe Price Associates Inc., 430,430 shares for which T. Rowe Price Associates, Inc. possesses sole voting power and 2,994,662 shares for which T. Rowe Price Associates, Inc. possess sole dispositive power. The principal address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
All shares are held of record by Frazier Technology Ventures II, L.P. ("Frazier"). FTVM II, L.P. ("FTVM") is the sole general partner of Frazier, and Frazier Technology Management, L.L.C. ("Frazier Tech Management") is the sole general partner of FTVM. Frazier Tech Management exercises sole voting and investment power over the shares held by Frazier. Each of Scott Darling, Paul Bialek, Frazier Management LLC and Len Jordan, one of our directors, is a managing member of Frazier Tech Management and may be deemed to share voting and investment power of the shares held by Frazier. Frazier, FTVM, Frazier Tech Management and the managing members of Frazier Tech Management disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The address for Frazier is 601 Union Street, Suite 3200, Seattle, Washington 98101.

(4)
Consists of options to purchase 640,399 shares exercisable within 60 days of March 1, 2015.

(5)
Consists of options to purchase 128,428 shares exercisable within 60 days of March 1, 2015.

(6)
Consists of options to purchase 231,092 shares exercisable within 60 days of March 1, 2015.

(7)
Consists of (i) 54 shares held of record by Mr. Born and (ii) options to purchase 3,962 shares exercisable within 60 days of March 1, 2015.

(8)
None of Mr. Caudill's options to purchase shares will be exercisable within 60 days of March 1, 2015.

(9)
Consists of options to purchase 19,871 shares exercisable within 60 days of March 1, 2015.

(10)
None of Mr. Jaech's options to purchase shares will be exercisable within 60 days of March 1, 2015.

(11)
Consists of the shares held of record by Frazier as disclosed in footnote (3) above. Mr. Jordan is a managing member of Frazier Tech Management and may be deemed to share voting and dispositive power of the shares held by Frazier. Mr. Jordan disclaims beneficial ownership of these securities, except to the extent of his respective proportionate pecuniary interest therein.

(12)
Consists of: (i) 45,079 shares held of record by Mr. Paisley; and (ii) options to purchase 35,193 shares exercisable within 60 days of March 1, 2015.

(13)
Consists of the shares held of record by Foundation VI Principals and Foundation VI as disclosed in footnote (1) above. Mr. Vassallo is a managing member of FC6M, the sole general partner of Foundation VI and Foundation VI Principals, and may be deemed to have shared voting and investment power over the shares held by Foundation VI and Foundation VI Principals. Mr. Vassallo disclaims beneficial ownership of the securities held by Foundation VI and Foundation VI Principals, except to the extent of his pecuniary interest therein.

(14)
Consists of: (i) 2,476,317 shares held of record by our current executive officers and directors; and (ii) options to purchase 1,479,922 shares exercisable within 60 days of March 1, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2014, all required reports were filed on a timely basis under Section 16(a).

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2014 regarding shares of common stock that may be issued under the our equity compensation plans, consisting of our 2013 Stock Option and Incentive Plan and our 2003 Equity Incentive Plan. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	4,851,221	10.57	2,123,041

EXECUTIVE COMPENSATION

        Our named executive officers in 2014 were:

  •
  Martin Plaehn, our President, Chief Executive Officer and Chairman of the Board;

  •
  Dan Strong, our Chief Financial Officer; and

  •
  Eric Anderson, our Senior Vice President of Products.

Summary Compensation Table

        The following table provides information regarding the compensation of our named executive officers as required by Item 402(n)(2) of Regulation S-K during our fiscal years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Martin Plaehn	2014	360,000	1,516,895	(3)	12,300	257	(4)	1,889,452
President, CEO and Chairman	2013	360,000	1,025,328		46,625	—		1,431,953
Dan Strong	2014	270,000	434,312		9,225	20,911	(4)	734,448
CFO
Eric Anderson	2014	250,000	316,801		8,550	4,011	(5)	579,362
Senior Vice President, Products

(1)
Amounts shown in this column represent the aggregate grant date fair value of the option award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended ("ASC 718"), without regard to estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 6 in the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 21, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(2)
Amount represents a cash bonus earned in 2014 and paid in 2015, and earned in 2013 and paid in 2014, as applicable, based on the achievement of company performance objectives and other criteria deemed important by our Board. Our 2013 and 2014 company performance objectives were related to the attainment of revenue, gross margin and net income targets.

(3)
Amount represents the value of the option granted on February 28, 2014, valued at $1,410,135. Additionally, Mr. Plaehn was granted an option in 2011 that vests upon the achievement of certain quarterly milestones. In January 2014, the Compensation Committee exercised its discretion to revise the level of achievement necessary to achieve the milestone-based vesting for a portion of the performance-based option eligible to vest in the fourth quarter of 2013. The reported amount above includes the incremental expense required under ASC 718 associated with modifying such option, valued at $106,760.

(4)
Represents the payment of additional medical insurance premiums in 2014.

(5)
Represents the value of beta equipment provided to our named executive officers in 2014.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2014.

	Option Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Martin Plaehn	490,961	113,299	—	(1)	6.14	9/29/2011	9/29/2021
	59,048	—	25,177	(2)	6.14	9/29/2011	9/29/2021
	—	96,153	—	(3)	11.28	6/11/2013	6/11/2023
	—	120,000	—	(4)	20.91	2/28/2014	2/28/2024
Dan Strong	110,107	—	—	(4)	4.78	1/31/2008	1/30/2018
	9,614	—	—	(4)	4.89	3/19/2009	3/18/2019
	38,919	—	—	(4)	4.89	1/15/2010	1/14/2020
	11,587	300	—	(4)	6.14	5/26/2011	5/26/2021
	9,848	301	—	(4)	6.14	5/26/2011	5/25/2021
	37,499	12,500	—	(4)	6.34	12/29/2011	12/29/2021
	—	30,000	—	(4)	20.91	2/28/2014	2/28/2024
	—	10,000	—	(4)	15.37	12/31/2014	12/31/2024
Eric Anderson	108,172	64,904	—	(4)	8.84	6/30/2012	6/29/2022
	—	20,000	—	(4)	20.91	2/28/2014	2/28/2024
	—	10,000	—	(4)	15.37	12/31/2014	12/31/2024

(1)
The shares underlying the option vest as follows: 25% of the shares underlying the option vested on September 29, 2012 and the remaining 75% of the shares vest in equal monthly installments over the following three years. If Mr. Plaehn's employment is terminated by us without Cause (as defined in his offer letter) or by Mr. Plaehn for Good Reason (as defined in his offer letter) within 90 days prior to or 12 months after a Change of Control (as defined in his offer letter), 100% of the unvested shares underlying this option will immediately vest and become exercisable.

(2)
The shares underlying this option vest as follows: provided that certain quarterly milestones agreed upon by Mr. Plaehn and our Board are achieved, then 25% of the shares underlying the option vested on September 29, 2012 and the remaining 75% of the shares vest quarterly over the following three years. If Mr. Plaehn's employment is terminated by us without Cause or by Mr. Plaehn for Good Reason within 90 days prior to or 12 months after a Change of Control, the greater of: (1) 50% of the unvested shares underlying this option; and (2) 25% of the total number of shares of underlying this option shall immediately vest and become exercisable. In January 2014, the Compensation Committee exercised its discretion to revise the level of achievement necessary to achieve the milestone-based vesting for a portion of the option eligible to vest in the fourth quarter of 2013. The reported amount above includes the additional vested shares.

(3)
The shares underlying this option do not begin vesting until September 30, 2015, and vest as follows: 25% of the shares underlying the option vest on September 29, 2016 and the remaining 75% of the shares vest in equal monthly installments over the following three years, subject to Mr. Plaehn's continued service to us through each vesting date. If Mr. Plaehn's employment is terminated by us without Cause or by Mr. Plaehn for Good Reason within 90 days prior to or 12 months after a Change of Control, 100% of the unvested shares underlying this option will immediately vest and become exercisable.

(4)
The shares underlying these options vest as follows: 25% of the shares underlying the option vest on the one-year anniversary of the hire date or grant date, as applicable, and the remaining 75% of the shares vest in equal monthly installments over the following three years.

Benefits

        We provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees:

  •
  Medical, dental and vision insurance;

  •
  401(k) plan;

  •
  Employee assistance program;

  •
  Disability, life insurance, accidental death and dismemberment insurance; and

  •
  Health and dependent care flexible spending accounts.

        We also allow our vice presidents and officers, including our named executive officers, to receive our beta equipment at no cost up to certain annual limits.

Employment Arrangements with Our Named Executive Officers

        We have entered into an offer letter with each of Messrs. Plaehn, Strong and Anderson in connection with his employment with us.

Benefits Upon Change of Control or Termination

  Offer Letter with Mr. Plaehn

        Pursuant to his offer letter, Mr. Plaehn is eligible to receive certain payments and benefits in the event of a termination of his employment by us without Cause (as defined in the offer letter or employment agreement, as applicable) or in the event he terminates his employment with us for Good Reason (as defined in the offer letter or employment agreements, as applicable). In the event that Mr. Plaehn's employment is terminated by our company without Cause or by him for Good Reason, he will be entitled to receive: (1) continued payment of his base salary for six months (provided that if such termination occurs within 90 days prior to or 12 months after a Change of Control (as defined in the offer letter), he will be entitled to receive such continued payment for 12 months) following termination; (2) continued company-paid medical, dental and vision coverage for him and his dependents for 12 months following termination; and (3) earned but unpaid salary, bonuses and unreimbursed business expenses. In addition, if such termination occurs within 90 days prior to or within 12 months after a Change of Control, Mr. Plaehn is entitled to accelerated vesting of 100% of the unvested shares underlying an option to purchase shares of our common stock granted to him pursuant to the terms of his offer letter, as well as accelerated vesting of the greater of: (1) 50% of the then unvested portion of the an additional option to purchase shares of our common stock subject to both time and performance-based vesting granted to him pursuant to the terms of his offer letter; and (2) 25% of the total number of shares of common stock subject to such stock option.

        In addition, in the event Mr. Plaehn's employment with us is terminated by us without Cause or by Mr. Plaehn for Good Reason within 90 days prior to or within 12 months after a Change of Control, then 100% of the then unvested shares subject to the option granted to Mr. Plaehn on June 11, 2013 will vest and become exercisable.

  Employment Agreement with Mr. Strong

        In the event that Mr. Strong's employment is terminated by our company without Cause or by him for Good Reason, he will be entitled to receive: (1) continued payment of his base salary for six months; (2) continued company-paid benefit plan coverage for him and his dependents for six months following termination; provided, however, that if Mr. Strong becomes reemployed after the date of termination and his new employer offers medical and dental plans or programs under which he is eligible to participate, then any such continuing medical and dental coverage shall be secondary to his new employer's coverage; and (3) earned but unpaid salary, bonuses and unreimbursed business expenses. In addition, if such termination occurs within 60 days prior to or within 12 months after a Change of Control (as defined in the employment agreement), Mr. Strong is entitled to accelerated vesting of 75% of the unvested shares underlying an option to purchase shares of our common stock granted to him.

  Offer Letter with Mr. Anderson

        The offer letter to Mr. Anderson did not include any provisions entitling him to receive any payments or other benefits in the event of a termination of his employment, which is at-will.

        Except as described above, there are currently no severance agreements or arrangements in place for our named executive officers.

Compensation Committee Interlocks and Insider Participation

        During 2014, Messrs. David C. Habiger, Len Jordan, and Steven Vassallo served as members of our compensation committee. No member of the compensation committee was an employee or officer of Control4 during 2014, is a former officer of Control4, or had any other relationship with us requiring disclosure herein.

        During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

Report of the Compensation Committee of the Board of Directors

        The information contained in this compensation committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Control4 Corporation (the "Company") specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The compensation committee has reviewed and discussed the foregoing executive compensation section with management. Based on the review and discussions, the compensation committee recommended to the board of directors of the Company that such executive compensation section be included in this Proxy Statement.

  Compensation Committee

  David C. Habiger (Chairperson)
  Jeremy Jaech
  Len Jordan
  Steven Vassallo

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

        In 2014, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party's interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

TRANSACTION OF OTHER BUSINESS

        The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.     Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

        The advance notice requirements for the Annual Meeting are as follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.     In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 3, 2015. Such proposals must be delivered to our Secretary, c/o Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah.

ANNUAL MEETING OF STOCKHOLDERS OF CONTROL4 CORPORATION April 28, 2015 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 28, 2015 The proxy statement and our Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/18463/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the following Class II Director Nominees (Term to expire in 2018) O Rob Born O James Caudill O Jeremy Jaech 2. To ratify the appointment of Ernst & Young LLP as Control4's independent registered public accounting firm for the fiscal year ending December 31, 2015 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X Please detach along perforated line and mail in the envelope provided. 20330000000000001000 8 042815 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 14475 CONTROL4 CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTROL4 CORPORATION The undersigned hereby appoints Martin Plaehn, Dan Strong and Greg Bishop, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Control4 Corporation (the "Company") standing in the name of the undersigned on March 27, 2015, with all powers which the undersigned would possess if present at the 2015 Annual Meeting of Stockholders of the Company to be held on April 28, 2015 or at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the 2014 Annual Report is hereby acknowledged. (continued and to be signed on the reverse side.) 1.1

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the following Class II Director Nominees (Term to expire in 2018) O Rob Born O James Caudill O Jeremy Jaech 2. To ratify the appointment of Ernst & Young LLP as Control4's independent registered public accounting firm for the fiscal year ending December 31, 2015 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF CONTROL4 CORPORATION APRIL 28, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM ET the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20330000000000001000 8 042815 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 28, 2015 The proxy statement and our Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/18463/ MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.